AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 2000

                                      REGISTRATION NO. 333-____________________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                               KEYSPAN CORPORATION
                Exact name of issuer as specified in its charter)
               --------------------------------------------------

                                    NEW YORK
         (State or other jurisdiction of incorporation or organization)
               --------------------------------------------------

                                   11-3431358
                      (I.R.S. Employer Identification No.)
               --------------------------------------------------

            ONE METROTECH CENTER        175 EAST OLD COUNTRY ROAD
            BROOKLYN, NEW YORK 11201    HICKSVILLE, NEW YORK 11801
               (718)403-1000                  (516)755-6650
                    (Address of Principal Executive Offices)
                    ----------------------------------------

                KEYSPAN ENERGY 401K PLAN FOR MANAGEMENT EMPLOYEES
                  KEYSPAN ENERGY 401K PLAN FOR UNION EMPLOYEES
                            (Full Title of the Plan)
                           ---------------------------

                            STEVEN L. ZELKOWITZ, ESQ.
                    SENIOR VICE-PRESIDENT AND GENERAL COUNSEL
                               KEYSPAN CORPORATION
                              ONE METROTECH CENTER
                            BROOKLYN, NEW YORK 11201
                                 (718) 403-5038
            (Name, address and telephone number of agent for service)
                           ---------------------------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
Title of             Amount to            Proposed Maximum           Proposed Maximum               Amount of
Securities to        be                   Offering Price             Aggregate Offering             Registration
be Registered        Registered           Per Share                  Price Per Share                  Fee (1)
================== =================    ================          =======================     ===================
Common Stock         6,200,000            $31.71875                  $196,656,250                   $51,917
$0.01 par value.
================== =================    ================          ======================      ===================

(1) COMPUTED PURSUANT TO RULE 457 (C) AND (H)(1) BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES ON JUNE 27, 2000, AS REPORTED BY THE NEW YORK STOCK EXCHANGE.
============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


           The information required by Part I is included in documents sent or given to participants in the Plans pursuant to Rule 428(b).


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 ITEM 3.              INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents of KeySpan Corporation, (the "Corporation"), filed with the Securities and Exchange Commission are incorporated herein by reference:

           (1) The Corporation's Form 10-K for the fiscal year ended December 31, 1999, which contains audited financial statements for the Corporation's latest fiscal year.

           (2) All other reports filed by the Corporation pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), since the end of the fiscal year ended December 31, 1999.

           (3) The description of the Corporation's common stock contained in the Corporation's Registration Statement on Form 8-A filed May 26, 1998 pursuant to Section 12(b) of the Exchange Act.

           (4) All reports and other documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such reports and documents.

ITEM 4.                        DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5.                        INTERESTS OF NAMED EXPERTS AND COUNSEL.

Steven L. Zelkowitz, Esq. is the Senior Vice President and General Counsel of the Corporation. He has beneficial ownership of shares of the Corporation's common stock with an aggregate value in excess of $50,000.

ITEM 6.              INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Sections 721-726 of Article 7 of the New York Business Corporation Law (the "BCL") provide for the indemnification and advancement of expenses to officers and directors. Section 721 provides that indemnification and advancement of expenses pursuant to the BCL are not exclusive of any other rights an officer or director may be entitled to, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Section 722 provides that a corporation may indemnify an officer or director, in the case of third party actions, against judgments, fines, amounts paid in settlement and reasonable expenses and, in the case of derivative actions, against amounts paid in settlement and reasonable expenses, provided that the director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe his conduct was unlawful. In addition, statutory indemnification may not be provided in derivative actions
(i) which are settled or otherwise disposed of or (ii) in which the director or officer is adjudged liable to the corporation, unless and only to the extent a court determines that the person is fairly and reasonably entitled to indemnity.
Section 723 provides that statutory indemnification is mandatory where the director or officer has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding. Section 723 also provides that expenses of defending a civil or criminal action or proceeding may be advanced by the corporation upon receipt of an undertaking to repay them if and to the extent the recipient is ultimately found not to be entitled to indemnification. Section 725 provides for repayment of such expenses when the recipient is ultimately found not to be entitled to indemnification. Section 726 provides that a corporation may obtain indemnification insurance indemnifying itself and its directors and officers. The Corporation has in effect insurance policies providing both directors and officers liability coverage and corporate reimbursement coverage.

           Section 402(b) of the BCL provides that a corporation may include in its certificate of incorporation a provision limiting or eliminating, with certain exceptions, the personal liability of directors to a corporation or its shareholders for damages for any breach of duty in such capacity. The Corporation's Certificate of Incorporation eliminates personal liability of directors to the extent permitted by New York law.

           The Corporation's Certificate of Incorporation provides generally that the Corporation shall, except to the extent expressly prohibited by the BCL, indemnify each of its officers and directors made or threatened to be made a party to any action, suit or proceeding, or appeal thereof, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the Corporation against all expense, liability and loss (including, but not limited to, all attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The Corporation's Certificate of Incorporation further provides for advancement and reimbursement of such expenses incurred by an officer or director in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by such person to repay such amount if, and to the extent that, such person is ultimately found not to be entitled to indemnification.

ITEM 7.              EXEMPTION FROM REGISTRATION CLAIMED.

           Not Applicable.

ITEM 8.                        EXHIBITS.

           The "Exhibit Index" on page E-1 is hereby incorporated by reference.

ITEM 9.   UNDERTAKINGS

           (a)       The undersigned Registrant hereby undertakes:


                    (1) To file, during any period in which offers or
                        sales are being made, a post-effective amendment to this Registration Statement:


                    (i) To include any prospectus  required by Section  10(a)(3)
                        of the Securities Act of 1933 (the "Securities Act");


                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;


                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                    (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                    (d) The undersigned Registrant hereby undertakes to submit the Plans and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the plans under Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code, as amended.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 29, 2000.

KEYSPAN CORPORATION
(Registrant)



By: /s/Gerald Luterman
    ---------------------
Gerald Luterman
Senior Vice President and Chief Financial Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 29, 2000.



Signatures and Titles:                                              Date:


                     *                                          June 29, 2000
---------------------------------
Robert B. Catell
Chief Executive Officer and Director
(Principal Executive Officer)


   /s/Gerald Luterman                                           June 29, 2000
---------------------------------
Gerald Luterman
Chief Financial Officer and Senior Vice-President
(Principal Financial Officer)


   /s/Ronald S. Jendras                                         June 29, 2000
---------------------------------
Ronald S. Jendras
Vice President, Controller and Chief Accounting
Officer
(Principal Accounting Officer)


                     *                                          June 29, 2000
---------------------------------
Lilyan H. Affinito
Director


                     *                                          June 29, 2000
---------------------------------
George Bugliarello
Director




                    *                                           June 29, 2000
---------------------------------
Richard N. Daniel
Director


                     *                                          June 29, 2000
---------------------------------
Donald H. Elliott
Director


                     *                                          June 29, 2000
----------------------------------
Alan H. Fishman
Director


                     *                                          June 29, 2000
----------------------------------
James R. Jones
Director


                     *                                          June 29, 2000
----------------------------------
Stephen W. McKessy
Director


                     *                                          June 29, 2000
----------------------------------
Edward D. Miller
Director


                     *                                          June 29, 2000
----------------------------------
Basil A. Paterson
Director


                     *                                          June 29, 2000
----------------------------------
James Q. Riordan
Director





                     *                                          June 29, 2000
----------------------------------
Vincent Tese
Director


   /s/ Ronald S. Jendras                                        June 29, 2000
-----------------------------------
Ronald S. Jendras, as Attorney-in-Fact
Vice President, Controller and Chief Accounting
Officer




---------------

* Such signature has been affixed pursuant to a power of attorney filed as an exhibit hereto.

                                  EXHIBIT INDEX



EXHIBIT NO.          DESCRIPTION


*5 Opinion of Steven L. Zelkowitz, Esq., Senior Vice President and General Counsel of the Corporation re: legality of Common Stock being registered

*23.1                    Consent  of  Steven L.  Zelkowitz,  Esq.,  Senior  Vice
                         President  and  General   Counsel  of  the  Corporation
                         (included in Exhibit 5)

*23.2                    Consent of Arthur Andersen LLP

*23.3                    Consent of Ernst & Young LLP

*24 Power of Attorney made by Lilyan H. Affinito dated June 29, 2000 which is substantially the same as Powers of Attorney made by George Bugliarello dated June 29, 2000; Robert B. Catell dated June 29, 2000; Richard N. Daniel dated June 29, 2000; Donald H. Elliott dated June 29, 2000; Alan H. Fishman dated June 29, 2000; James R. Jones dated June 29, 2000; Stephen W. McKessy dated June 29, 2000; Edward D. Miller dated June 29, 2000; Basil A. Paterson dated June 29, 2000; James Q. Riordan dated June 29, 2000; and Vincent Tese dated; with Resolution authorizing signatures.

---------------
*Filed Herewith